UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2021

FORTINET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2021, Fortinet Inc. (“Fortinet”) filed a current report on Form 8-K (the “Form 8-K”) to report that, on April 23, 2021, Fortinet’s Board of Directors (the “Board”) had amended and restated Fortinet’s bylaws (the “Amended and Restated Bylaws”) to, among other things, implement proxy access. The Form 8-K misstated the number of directors that Fortinet’s stockholders can nominate and include in Fortinet’s proxy materials pursuant to the proxy access provision. Pursuant to the Amended and Restated Bylaws, a stockholder, or a group of up to 20 stockholders, that has continuously owned at least 3% of Fortinet’s outstanding common stock throughout the three-year period (i) preceding and including the date of submission of the nomination notice and (ii) following the date Fortinet implemented proxy access in the Amended and Restated Bylaws, whichever is later, can nominate and include in Fortinet’s proxy materials director nominees constituting up to the lesser of two individuals or 20% of the number of members of the Board, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in the Amended and Restated Bylaws.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which was filed as Exhibit 3.1 to the Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: April 30, 2021	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and General Counsel